Exhibit 15.4

PETROCHINA CANADA LTD.

RESERVES ASSESSMENT AND

EVALUATION OF

CANADIAN OIL AND GAS PROPERTIES

CORPORATE SUMMARY (SEC) ABBREVIATED

Effective December 31, 2020

1202582

CORPORATE SUMMARY (SEC) ABBREVIATED

March 3, 2021 Projects 1202582 and 1202656

Mr. Alex Choo

PetroChina Canada Ltd.

2700, 707 – 5th Street S.W.

Calgary, Alberta T2P 1V8

Dear Sir:

Re:	PetroChina Canada Ltd.
CNPC International Canada Ltd.
Corporate Evaluation (SEC)
Effective December 31, 2020

GLJ Ltd. (GLJ) has completed an independent reserves assessment and evaluation of the oil and gas properties of PetroChina Canada Ltd. (the “Company”). The effective date of this evaluation is December 31, 2020. Properties included in this evaluation are:

•	PetroChina Canada Ltd. Properties

•	Duvernay Joint Venture

•	Groundbirch Joint Venture

•	CNPC International Properties

•	Lone Rock (Sask)

•	Drumheller

•	Twining

Please note that the reserves information provided herein represents a consolidation of the PetroChina Canada Ltd.’s and CNPC International Canada Ltd.’s Corporate 2020 Year End SEC Reserves Reports, as dated January 2, 2021 (GLJ project number 1202582) and February 8, 2021 (GLJ project number 1202656), respectively.

For further details regarding the reserves contained herein, please refer to the comprehensive SEC reserves reports as described above. Details of reserves as included may not be appropriate for use in disclosure or reporting.

GLJ has prepared the reserves estimates utilizing reserves definitions contained in National Instrument 51-101 (NI 51-101) and following standards set out in the Canadian Oil and Gas Evaluation Handbook (COGEH) as required for securities reporting in Canada. Proved reserves definitions provided in NI 51-101 are similar to the U.S. SEC Reg. S-X (SEC) definitions, and guidance provided in COGEH is generally in keeping with SEC guidelines. Economic forecasts provided herein have been prepared using the SEC mandated average of previous 12 months first-day-of-the-month constant product pricing guidelines. For the subject evaluation, the application of the SEC definitions would cause no change to the proved reserves and economic forecasts prepared following COGEH using the SEC constant product prices. Accordingly, the constant pricing proved reserves estimates and economic forecasts are considered appropriate for U.S. reporting purposes.

1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5    |    tel 403-266-9500    |    gljpc.com

It was GLJ’s primary mandate in this evaluation to provide an independent evaluation of the oil and gas reserves of each Company individually, in aggregate. Accordingly, it may not be appropriate to extract individual property or entity estimates for other purposes. Our engagement letter notes these limitations on the use of this report.

It is trusted that this evaluation meets your current requirements. Should you have any questions regarding this analysis, please contact the undersigned.

Yours very truly,

GLJ LTD.

/s/ Trisha S. MacDonald, P. Eng.

Trisha S. MacDonald, P. Eng.

Senior Manager, Engineering

INDEPENDENT PETROLEUM CONSULTANTS’ CONSENT

The undersigned firm of Independent Petroleum Consultants of Calgary, Alberta, Canada has prepared an independent evaluation of the PetroChina Canada Ltd. and CNPC International Ltd. (together referred to as the “Company”) Canadian oil and gas properties and hereby gives consent to the use of their name and to the said estimates. The effective date of the evaluation is December 31, 2020.

In the course of the evaluation, the Company provided GLJ Ltd. personnel with basic information which included land data, well information, geological information, reservoir studies, estimates of on-stream dates, contract information, current hydrocarbon product prices, operating cost data, capital budget forecasts, financial data and future operating plans. Other engineering, geological or economic data required to conduct the evaluation and upon which this report is based, were obtained from public records, other operators and from GLJ Ltd. nonconfidential files. The Company has provided a representation letter confirming that all information provided to GLJ Ltd. is correct and complete to the best of its knowledge. Procedures recommended in the Canadian Oil and Gas Evaluation (COGE) Handbook and SPE-PRMS to verify certain interests and financial information were applied in this evaluation. In applying these procedures and tests, nothing came to GLJ Ltd.’s attention that would suggest that information provided by the Company was not complete and accurate. GLJ Ltd. reserves the right to review all calculations referred to or included in this report and to revise the estimates in light of erroneous data supplied or information existing but not made available which becomes known subsequent to the preparation of this report.

The accuracy of any reserves and production estimate is a function of the quality and quantity of available data and of engineering interpretation and judgment. While reserves and production estimates presented herein are considered reasonable, the estimates should be accepted with the understanding that reservoir performance subsequent to the date of the estimate may justify revision, either upward or downward.

Revenue projections presented in this report are based in part on forecasts of market prices, currency exchange rates, inflation, market demand and government policy which are subject to many uncertainties and may, in future, differ materially from the forecasts utilized herein. Present values of revenues documented in this report do not necessarily represent the fair market value of the reserves evaluated herein.

PERMIT TO PRACTICE
GLJ LTD.

Signature:	/s/ Tim Freebom

Date:	March 3, 2021

PERMIT NUMBER: P 2066
The Association of Professional Engineers and Geoscientists of Alberta

INTRODUCTION

GLJ (GLJ) was commissioned by PetroChina Canada Ltd. and CNPC International Ltd. (together referred to as the “Company”) to prepare an independent evaluation of their oil and gas reserves effective December 31, 2020.

The evaluation was initiated in September 2020 and completed by January 2021. Estimates of reserves and projections of production were generally prepared using well information and production data available from public sources to approximately September 30, 2020. The Company provided land, accounting data and other technical information not available in the public domain to approximately December 10, 2020. In certain instances, the Company also provided recent engineering, geological and other information up to December 18, 2020. The Company has confirmed that, to the best of its knowledge, all information provided to GLJ is correct and complete as of the effective date.

This evaluation has been prepared in accordance with procedures and standards contained in the Canadian Oil and Gas Evaluation (COGE) Handbook, which are considered to be generally consistent with those outlined in SPE-PRMS. The reserves definitions used in preparing this report (included herein under “Reserves Definitions”) are those contained in the SEC Reserves Definitions from excerpts S-X210.4-10 and those as detailed in SPE-PRMS (published in 2018).

The evaluation was conducted on the basis of the first day posted prices in each of the 12 months of the Company’s fiscal year as summarized in the Product Price and Market Forecasts section of this report.

Tables summarizing production, royalties, costs, revenue projections, reserves and present value estimates for various reserves categories for individual properties and the Company total are provided in the tabbed sections of this Summary Report.

The Evaluation Procedure section outlines general procedures used in preparing this evaluation. The individual property reports, provided under separate cover, provide additional evaluation details. The following summarizes evaluation matters that have been included/excluded in cash flow projections:

•

provisions for the abandonment and reclamation of all of the Company’s existing and future wells to which reserves have been attributed have been included; all other abandonment and reclamation costs have not been included,

•

carbon taxes associated with greenhouse gas emissions as part of the Canadian Federal Greenhouse Gas Pollution Pricing Act, Alberta Climate Change and Emissions Management Act’s Technology Innovation and Emissions Reduction Regulation, British Columbia Carbon Tax Act and Saskatchewan Oil and Gas Emission Management Regulations have been included. Carbon taxes have been included as operating costs based on historical carbon tax payments and forecast carbon tax estimates provided by the Company.

Economic forecasts are provided on an after tax basis including tax pools provided by the Company in the “Evaluation Procedure” section.

The preparation of an evaluation requires the use of judgment in applying the standards and definitions contained in SEC Reserves Definitions from excerpts S-X210.4-10 and those as detailed in SPE-PRMS (published in 2018). GLJ has applied those standards and definitions based on its experience and knowledge of industry practice. While GLJ believes that the reserves data set forth in this evaluation have, in all material respects, been determined and are in accordance with these guidelines, because the application of the standards and definitions contained in the SPE-PRMS and SEC Reserves Definitions require the use of judgment there is no assurance that the applicable securities regulator(s) will not take a different view as to some of the determinations in the evaluation.

SUMMARY

Company:	PetroChina Canada Ltd.	Reserve Class:	Various
Property:	Corporate	Development Class:	Classifications
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Summary of Reserves and Values

	Proved Producing	Proved Developed Non-Producing	Proved Undeveloped	Total Proved Non-Producing	Total Proved
MARKETABLE RESERVES

Heavy Oil (Mbbl)
Total Company Interest	5.0	0.0	0.0	0.0	5.0
Working Interest	5.0	0.0	0.0	0.0	5.0
Net After Royalty	4.8	0.0	0.0	0.0	4.8

Residue Gas (MMcf)
Total Company Interest	2.0	0.0	0.0	0.0	2.0
Working Interest	2.0	0.0	0.0	0.0	2.0
Net After Royalty	1.9	0.0	0.0	0.0	1.9

Shale Gas (MMcf)
Total Company Interest	141,745	5,389	203,023	208,412	350,158
Working Interest	141,745	5,389	203,023	208,412	350,158
Net After Royalty	130,863	4,913	191,264	196,177	327,039

Coal Bed Methane (MMcf)
Total Company Interest	68	0	0	0	68
Working Interest	68	0	0	0	68
Net After Royalty	65	0	0	0	65

Total Sales Gas (MMcf)
Total Company Interest	141,816	5,389	203,023	208,412	350,228
Working Interest	141,816	5,389	203,023	208,412	350,228
Net After Royalty	130,930	4,913	191,264	196,177	327,106

Natural Gas Liquids (Mbbl)
Total Company Interest	8,492	38	22,200	22,238	30,730
Working Interest	8,492	38	22,200	22,238	30,730
Net After Royalty	6,754	31	21,051	21,082	27,836

Oil Equivalent (Mboe)
Total Company Interest	32,133	936	56,037	56,974	89,107
Working Interest	32,133	936	56,037	56,974	89,107
Net After Royalty	28,581	850	52,928	53,778	82,359

BEFORE TAX PRESENT VALUE (M$)
0%	190,182	1,664	345,562	347,226	537,407
5%	164,351	1,378	143,183	144,561	308,911
8%	151,285	1,252	69,988	71,241	222,526
10%	143,567	1,181	33,890	35,071	178,639
12%	136,578	1,117	5,305	6,422	143,000
15%	127,312	1,034	-26,979	-25,945	101,366
20%	114,582	919	-61,518	-60,599	53,983

AFTER TAX PRESENT VALUE (M$)
0%	190,182	1,664	345,562	347,226	537,407
5%	164,351	1,378	143,183	144,561	308,911
8%	151,285	1,252	69,988	71,241	222,526
10%	143,567	1,181	33,890	35,071	178,639
12%	136,578	1,117	5,305	6,422	143,000
15%	127,312	1,034	-26,979	-25,945	101,366
20%	114,582	919	-61,518	-60,599	53,983

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

Run Date: March 03, 2021 15:18:58

1202582             Class (A,B1,B2,B,C), SEC 2020-Dec-31 Posted (12 Month Avg.), psum

Company:	PetroChina Canada Ltd.	Reserve Class:	Proved
Property:	Corporate	Development Class:	Producing
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Company Production, Reserves and Present Value Summary

	2021 Company Interest Prod’n				Company Interest Reserves					Net After Royalty Reserves					Reserve Life Index yrs	Before Income Tax Discounted Present Value (M$)
Entity Description	Gas Mcf/d	Oil bbl/d	NGL bbl/d	Oil Eq. boe/d	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe		0%	5%	8%	10%	12%
Total PCC Properties
CNPCI Conventional Minors
Drumheller	3	0	0	1	2	0	0	0	0	2	0	0	0	0	1.7	-2	-2	-1	-1	-1
Lone Rock (Sask)	0	9	0	9	0	5	0	0	5	0	5	0	0	5	1.6	-24	-13	-8	-6	-3
Twining	80	0	0	13	68	0	0	0	11	65	0	0	0	11	2.4	-75	-51	-40	-34	-29

Total: CNPCI Conventional Minors	83	9	0	22	70	5	0	0	17	67	5	0	0	16		-101	-65	-49	-40	-33
Duvernay Joint Venture
Kaybob Duvernay	34,317	0	4,107	9,827	71,304	0	7,958	0	19,842	65,825	0	6,305	0	17,276	5.5	174,723	149,806	137,455	130,218	123,697
Kaybob Duvernay Resources B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay B	844	0	76	217	1,297	0	125	0	341	1,177	0	107	0	303	4.3	742	967	1,021	1,038	1,045
Willesden Green Duvernay Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Duvernay Joint Venture	35,160	0	4,183	10,043	72,600	0	8,083	0	20,183	67,003	0	6,411	0	17,579		175,466	150,773	138,477	131,257	124,742
Groundbirch Joint Venture
Greater Groundbirch Area Montney	1,836	0	8	315	3,866	0	18	0	662	3,667	0	15	0	627	5.8	197	314	338	344	344
Greater Saturn Area Montney	7,485	0	35	1,282	16,916	0	78	0	2,897	16,060	0	69	0	2,746	6.2	2,693	2,839	2,785	2,722	2,649
Greater Sunset Area Montney	22,486	0	141	3,888	48,363	0	313	0	8,373	44,133	0	258	0	7,614	5.9	11,928	10,489	9,735	9,285	8,875
Groundbirch Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Other Intervals (Non-Montney)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Groundbirch Joint Venture	31,807	0	184	5,485	69,145	0	409	0	11,933	63,860	0	343	0	10,986		14,818	13,643	12,858	12,351	11,868

Total: Total PCC Properties	67,051	9	4,367	15,551	141,816	5	8,492	0	32,133	130,930	5	6,754	0	28,581		190,182	164,351	151,285	143,567	136,578

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1202582             Proved Producing, SEC 2020-Dec-31 Posted (12 Month Avg.), crv

Company:	PetroChina Canada Ltd.	Reserve Class:	Proved
Property:	Corporate	Development Class:	Developed Non-Producing
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Company Production, Reserves and Present Value Summary

	2021 Company Interest Prod’n				Company Interest Reserves					Net After Royalty Reserves					Reserve Life Index yrs	Before Income Tax Discounted Present Value (M$)
Entity Description	Gas Mcf/d	Oil bbl/d	NGL bbl/d	Oil Eq. boe/d	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe		0%	5%	8%	10%	12%
Total PCC Properties
CNPCI Conventional Minors
Drumheller	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Lone Rock (Sask)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Twining	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: CNPCI Conventional Minors	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	0	0	0	0
Duvernay Joint Venture
Kaybob Duvernay	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Kaybob Duvernay Resources B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Duvernay Joint Venture	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	0	0	0	0
Groundbirch Joint Venture
Greater Groundbirch Area Montney	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Greater Saturn Area Montney	261	0	1	45	1,119	0	5	0	192	1,071	0	5	0	183	4.9	157	179	179	177	174
Greater Sunset Area Montney	931	0	9	164	4,271	0	33	0	745	3,842	0	27	0	667	6.3	1,507	1,200	1,073	1,004	943
Groundbirch Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Other Intervals (Non-Montney)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Groundbirch Joint Venture	1,192	0	10	208	5,389	0	38	0	936	4,913	0	31	0	850		1,664	1,378	1,252	1,181	1,117

Total: Total PCC Properties	1,192	0	10	208	5,389	0	38	0	936	4,913	0	31	0	850		1,664	1,378	1,252	1,181	1,117

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1202582             Proved Developed Non-Producing, SEC 2020-Dec-31 Posted (12 Month Avg.), crv

Company:	PetroChina Canada Ltd.	Reserve Class:	Proved
Property:	Corporate	Development Class:	Undeveloped
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Company Production, Reserves and Present Value Summary

	2021 Company Interest Prod’n				Company Interest Reserves					Net After Royalty Reserves					Reserve Life Index yrs	Before Income Tax Discounted Present Value (M$)
Entity Description	Gas Mcf/d	Oil bbl/d	NGL bbl/d	Oil Eq. boe/d	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe		0%	5%	8%	10%	12%
Total PCC Properties
CNPCI Conventional Minors
Drumheller	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Lone Rock (Sask)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Twining	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: CNPCI Conventional Minors	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	0	0	0	0
Duvernay Joint Venture
Kaybob Duvernay	2,811	0	557	1,026	131,825	0	21,572	0	43,543	125,234	0	20,493	0	41,366	116.3	329,666	139,582	70,375	36,114	8,905
Kaybob Duvernay Resources B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Duvernay Joint Venture	2,811	0	557	1,026	131,825	0	21,572	0	43,543	125,234	0	20,493	0	41,366		329,666	139,582	70,375	36,114	8,905
Groundbirch Joint Venture
Greater Groundbirch Area Montney	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Greater Saturn Area Montney	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Greater Sunset Area Montney	0	0	0	0	71,198	0	628	0	12,494	66,029	0	557	0	11,562	24.7	15,896	3,601	-387	-2,224	-3,600
Groundbirch Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Other Intervals (Non-Montney)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Groundbirch Joint Venture	0	0	0	0	71,198	0	628	0	12,494	66,029	0	557	0	11,562		15,896	3,601	-387	-2,224	-3,600

Total: Total PCC Properties	2,811	0	557	1,026	203,023	0	22,200	0	56,037	191,264	0	21,051	0	52,928		345,562	143,183	69,988	33,890	5,305

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1202582             Proved Undeveloped, SEC 2020-Dec-31 Posted (12 Month Avg.), crv

Company:	PetroChina Canada Ltd.	Reserve Class:	Proved
Property:	Corporate	Development Class:	Total Non-Producing
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Company Production, Reserves and Present Value Summary

	2021 Company Interest Prod’n				Company Interest Reserves					Net After Royalty Reserves					Reserve Life Index yrs	Before Income Tax Discounted Present Value (M$)
Entity Description	Gas Mcf/d	Oil bbl/d	NGL bbl/d	Oil Eq. boe/d	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe		0%	5%	8%	10%	12%
Total PCC Properties
CNPCI Conventional Minors
Drumheller	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Lone Rock (Sask)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Twining	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: CNPCI Conventional Minors	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	0	0	0	0
Duvernay Joint Venture
Kaybob Duvernay	2,811	0	557	1,026	131,825	0	21,572	0	43,543	125,234	0	20,493	0	41,366	116.3	329,666	139,582	70,375	36,114	8,905
Kaybob Duvernay Resources B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Duvernay Joint Venture	2,811	0	557	1,026	131,825	0	21,572	0	43,543	125,234	0	20,493	0	41,366		329,666	139,582	70,375	36,114	8,905
Groundbirch Joint Venture
Greater Groundbirch Area Montney	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Greater Saturn Area Montney	261	0	1	45	1,119	0	5	0	192	1,071	0	5	0	183	4.9	157	179	179	177	174
Greater Sunset Area Montney	931	0	9	164	75,468	0	661	0	13,239	69,871	0	584	0	12,229	111.7	17,402	4,801	686	-1,220	-2,657
Groundbirch Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Other Intervals (Non-Montney)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Groundbirch Joint Venture	1,192	0	10	208	76,587	0	666	0	13,431	70,942	0	588	0	12,412		17,560	4,979	865	-1,043	-2,483

Total: Total PCC Properties	4,003	0	567	1,234	208,412	0	22,238	0	56,974	196,177	0	21,082	0	53,778		347,226	144,561	71,241	35,071	6,422

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1202582             Total Proved Non-Producing, SEC 2020-Dec-31 Posted (12 Month Avg.), crv

Company:	PetroChina Canada Ltd.	Reserve Class:	Proved
Property:	Corporate	Development Class:	Total
Description:	Total PCC Properties (SEC)	Pricing:	SEC 2020-Dec-31 Posted (12 Month Avg.)
		Effective Date:	December 31, 2020

Company Production, Reserves and Present Value Summary

	2021 Company Interest Prod’n				Company Interest Reserves					Net After Royalty Reserves					Reserve Life Index yrs	Before Income Tax Discounted Present Value (M$)
Entity Description	Gas Mcf/d	Oil bbl/d	NGL bbl/d	Oil Eq. boe/d	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe	Gas MMcf	Oil Mbbl	NGL Mbbl	Sulphur Mlt	Oil Eq. Mboe		0%	5%	8%	10%	12%
Total PCC Properties
CNPCI Conventional Minors
Drumheller	3	0	0	1	2	0	0	0	0	2	0	0	0	0	1.7	-2	-2	-1	-1	-1
Lone Rock (Sask)	0	9	0	9	0	5	0	0	5	0	5	0	0	5	1.6	-24	-13	-8	-6	-3
Twining	80	0	0	13	68	0	0	0	11	65	0	0	0	11	2.4	-75	-51	-40	-34	-29

Total: CNPCI Conventional Minors	83	9	0	22	70	5	0	0	17	67	5	0	0	16		-101	-65	-49	-40	-33
Duvernay Joint Venture
Kaybob Duvernay	37,128	0	4,665	10,853	203,129	0	29,530	0	63,385	191,059	0	26,798	0	58,642	16.0	504,389	289,388	207,830	166,332	132,602
Kaybob Duvernay Resources B	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Willesden Green Duvernay B	844	0	76	217	1,297	0	125	0	341	1,177	0	107	0	303	4.3	742	967	1,021	1,038	1,045
Willesden Green Duvernay Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Duvernay Joint Venture	37,972	0	4,740	11,069	204,426	0	29,655	0	63,726	192,237	0	26,905	0	58,944		505,132	290,355	208,852	167,371	133,647
Groundbirch Joint Venture
Greater Groundbirch Area Montney	1,836	0	8	315	3,866	0	18	0	662	3,667	0	15	0	627	5.8	197	314	338	344	344
Greater Saturn Area Montney	7,746	0	36	1,327	18,035	0	83	0	3,089	17,131	0	74	0	2,929	6.4	2,850	3,018	2,964	2,900	2,823
Greater Sunset Area Montney	23,417	0	149	4,052	123,832	0	974	0	21,612	114,004	0	842	0	19,843	14.6	29,330	15,290	10,421	8,065	6,218
Groundbirch Resources	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0
Other Intervals (Non-Montney)	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.0	0	0	0	0	0

Total: Groundbirch Joint Venture	32,999	0	193	5,693	145,732	0	1,075	0	25,363	134,803	0	931	0	23,399		32,377	18,622	13,723	11,308	9,386

Total: Total PCC Properties	71,054	9	4,934	16,785	350,228	5	30,730	0	89,107	327,106	5	27,836	0	82,359		537,407	308,911	222,526	178,639	143,000

BOE Factors:	HVY OIL	1.0	RES GAS	6.0	PROPANE	1.0	ETHANE	1.0
	COND	1.0	SLN GAS	6.0	BUTANE	1.0	SULPHUR	0.0

1202582             Total Proved, SEC 2020-Dec-31 Posted (12 Month Avg.), crv

SEC RESERVES DEFINITIONS

The following definitions are excerpts from Regulation S-X 210.4-10. Portions of these definitions within square parentheses, [ ], have been transposed from other sections of Regulation S-X 210.4-10 to improve readability.

Resources

Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

Reserves

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note: Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir ( i.e. , absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Proved Oil and Gas Reserves

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A)	The area identified by drilling and limited by fluid contacts, if any, and

(B)

Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii)

Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A)	Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B)	The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i)

When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii)

Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii)	Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv)

[The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.]

[Where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.]

Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i)

When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii)

Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii)	Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv)

The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v)

Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi)

Where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Developed Oil and Gas Reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped Oil and Gas Reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)

Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir [see Other Definitions below], or by other evidence using reliable technology establishing reasonable certainty.

Other Pertinent Definitions

Analogous Reservoir

Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an “analogous reservoir” refers to a reservoir that shares the following characteristics with the reservoir of interest:

(i)	Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

(ii)	Same environment of deposition;

(iii)	Similar geological structure; and

(iv)	Same drive mechanism.

Reasonable Certainty

If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

Reliable Technology

Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

Reservoir

A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Table 1

GLJ Ltd.

Crude Oil and Natural Gas Liquids

SEC 2020-Dec-31 Posted (12 Month Avg.)

Effective January 1, 2021

		NYMEX WTI Near Month Futures Contract Crude Oil at Cushing, Oklahoma			Brent Blend Crude Oil FOB North Sea	MSW, Light Crude Oil (40 API, 0.3%S) at Edmonton	Bow River Crude Oil Stream Quality at Hardisty	WCS Crude Oil Stream Quality at Hardisty	Heavy Crude Oil Proxy (12 API) at Hardisty	Light Sour Crude Oil (35 API, 1.2%S) at Cromer	Medium Crude Oil (29 API, 2.0%S) at Cromer	Alberta Natural Gas Liquids (Then Current Dollars)
															Edmonton C5+ Stream Quality CAD/ bbl
Year	Inflation %	CADUSD Exchange Rate USD/ CAD	Constant 2021 $ USD/bbl	Then Current USD/ bbl	Then Current USD/ bbl	Then Current CAD/ bbl	Then Current CAD/ bbl	Then Current CAD/ bbl	Then Current CAD/ bbl	Then Current CAD/ bbl	Then Current CAD/ bbl	Spec Ethane CAD/ bbl	Edmonton Propane CAD/ bbl	Edmonton Butane CAD/ bbl
2021	0.0	0.7449	39.57	39.57	41.77	45.51	36.49	35.81	30.63	45.68	44.25	6.74	15.32	22.66	49.73
2022	0.0	0.7449	39.57	39.57	41.77	45.51	36.49	35.81	30.63	45.68	44.25	6.74	15.32	22.66	49.73
2023	0.0	0.7449	39.57	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr

Table 2

GLJ Ltd.

Natural Gas and Sulphur

SEC 2020-Dec-31 Posted (12 Month Avg.)

Effective January 1, 2021

					Dawn	Alberta Plant Gate
	NYMEX Henry Hub Near Month Contract		Midwest Price at Chicago	AECO/NIT Spot	Price at Ontario	Spot			Saskatchewan Plant Gate			British Columbia
Year	Constant 2021 $ USD/ MMBtu	Then Current USD/ MMBtu	Then Current USD/ MMBtu	Then Current CAD/ MMBtu	Then Current USD/ MMBtu	Constant 2021 $ CAD/ MMBtu	Then Current CAD/ MMBtu	ARP CAD/ MMBtu	SaskEnergy CAD/ MMBtu	Spot CAD/ MMBtu	Sumas Spot USD/ MMBtu	Westcoast Station 2 CAD/ MMBtu	Spot Plant Gate CAD/ MMBtu
2021	2.03	2.03	1.87	2.17	1.87	1.94	1.94	1.94	2.04	2.00	2.03	2.15	1.88
2022	2.03	2.03	1.87	2.17	1.87	1.94	1.94	1.94	2.04	2.00	2.03	2.15	1.88
2023	2.03	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	1.94	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr